UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018 (May 9, 2018)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 9, 2018, the Company held its 2018 Annual Meeting of Stockholders (“Annual Meeting”). Of the 103,437,974 shares of common stock outstanding on the record date, 98,956,648 shares were present at the Annual Meeting in person or by proxy, representing approximately 95.67% of the total outstanding shares eligible to vote. All proposed measures passed and the Class III Directors recommended by the Company were elected. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Rex D. Geveden	93,493,686	255,236	5,207,726
Robert E. Klatell	90,210,230	3,538,692	5,207,726
John G. Mayer	90,155,986	3,592,936	5,207,726

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers

Votes For:	93,069,758
Votes Against:	640,840
Abstain:	38,324
Broker Non-Votes	0

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For:	98,815,956
Votes Against:	83,088
Abstain:	57,604
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 10, 2018		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Senior Vice President, General Counsel and Secretary